UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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K•Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 17, 2006

To the Stockholders of

K•Swiss Inc.:

The Annual Meeting of Stockholders of K•Swiss Inc. (the “Company”) will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Wednesday, May 17, 2006 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

(1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect four directors, in each case to serve one-year terms ending in 2007, or until their successors are elected and qualified.

(2) To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2006.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 20, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 13, 2006

K•SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 17, 2006

GENERAL INFORMATION ON THE MEETING

This Proxy Statement is being mailed on or about April 13, 2006 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K•Swiss Inc., a Delaware corporation (“K•Swiss” or the “Company”), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Wednesday, May 17, 2006 at 10:00 a.m. at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on March 20, 2006 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of March 20, 2006, 28,192,358 shares of Class A Common Stock and 8,340,128 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. As of March 20, 2006, 2,232,161 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company’s Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining four members of the Company’s Board of Directors. With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company’s common stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the Annual Meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy. The Company intends to disclose the results of the vote of the Annual Meeting by May 31, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of six (6) are to be elected at the 2006 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining four (4) directors are to be elected at the 2006 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect David Lewin and Mark Louie, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick, Lawrence Feldman and Stephen Fine, in all cases to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below.

The vote of a majority of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a majority of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the four directors to be elected by the holders of Class B Common Stock.

Nominees for Election by Class A Common Stockholders at the 2006 Annual Meeting

Name	Age at December 31, 2005	Position with Company	Director Since
David Lewin	62	Director	2001
Mark Louie	49	Director	2003

Nominees for Election by Class B Common Stockholders at the 2006 Annual Meeting

Name	Age at December 31, 2005	Position with Company	Director Since
Steven Nichols	63	Chairman of the Board, Chief Executive Officer, President	1987
George Powlick	61	Vice President—Finance, Chief Operating Officer, Chief Financial Officer, Secretary and Director	1990
Lawrence Feldman	63	Director	1987
Stephen Fine	57	Director	2000	(1)

(1)	Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

Steven Nichols has been President, Chief Executive Officer and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President—Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children’s shoes in the United States. From 1962 through 1979, he was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

George Powlick, Vice President—Finance, Chief Financial Officer and Secretary since January 1988, Director since 1990 and Chief Operating Officer since September 2004, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975 to 1987.

Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice-President of Loom & Weave, LLC, a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, he was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite, a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine was a Director of Maxwell Shoe Company Inc., a manufacturer of women’s casual and dress footwear from April 1994 to July 2004.

David Lewin, a Director of the Company, is the Neil Jacoby Professor of Management as well as Senior Associate Dean for the MBA Program at The John E. Anderson Graduate School of Management at the University of California at Los Angeles. Mr. Lewin has been a professor at UCLA since 1990. Beginning in 2006, Mr. Lewin has served as a Director of the National Academy of Human Resources, a non-profit organization. Since 2002, Mr. Lewin has also been a consultant on employment matters for LECG, LLC, an international consultancy providing expert testimony and analysis in wage and hour, antitrust, industrial organization and related litigation. Since 1992, Mr. Lewin has also been a General Partner with Competitive Advantage Partners, a consulting firm.

Mark Louie, a Director of the Company, is the Senior Vice President—Business Development and Strategy for C. M. Capital Corporation, an Advisor to a Hong Kong based family with investments in the U.S. and throughout the world. Beginning February 2000, Mr. Louie has been a Managing Member and Chief Financial Officer of TechFund Europe Management, LLC and affiliated entities (“TechFund”), an early stage venture capital investor. Beginning February 2004, Mr. Louie also provides financial consulting services to various businesses and companies, affiliated with or independent of C. M. Capital or TechFund. From 1983 to 2000, Mr. Louie was a Vice President in the Investment Banking Division of Goldman Sachs Group, Inc.

Independence of the Board of Directors

The Company has established standards of independence for the Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of The Nasdaq Stock Market. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or its subsidiaries or any other individual who has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years been, employed by the Company or any of its subsidiaries;

•	has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than the following:

(i)	compensation for service on the Board of Directors or any committee of the Board of Directors;

(ii)	payment arising solely from investment in the Company’s securities;

(iii)	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•	is not, and whose immediate family member is not, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•	is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of the Company’s executive officers served on the compensation committee of such entity; and

•	is not, and whose immediate family member is not, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

Additionally, members of the Audit Committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

Stock Ownership and Corporate Governance Guidelines

Pursuant to a recommendation of the Corporate Governance and Nominating Committee in 2005, the full Board of Directors adopted a non-binding stock ownership guideline for directors, recommending that each director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for the year ended December 31, 2010. The Board of Directors encourages each director to meet such guideline within the noted timeframe. Prior to accepting any other assignment on the board of directors of a for-profit entity, members of the Board of Directors must seek and receive prior approval from the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee continues to review and evaluate potential enhancements to the Company’s corporate governance philosophy and structure, including the adoption of corporate governance guidelines.

Meetings of the Board of Directors and Committees

The Board of Directors held four formal meetings during fiscal 2005 and took action on numerous matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and the Board Committees of which he was a member.

The Board of Directors has the following standing committees: Compensation and Stock Option Committee (“Compensation Committee”), Audit Committee and Corporate Governance and Nominating Committee (“Governance Committee”).

The Compensation Committee is composed of Messrs. Lawrence Feldman, Stephen Fine (Chairman) and David Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent directors” within the standards adopted by the Board of Directors and the meaning of the National Association of Securities Dealers listing standards. The Compensation Committee charter is available on K•Swiss’ website at www.k-swiss.com. This Committee met five times during fiscal 2005.

The Audit Committee is composed of Messrs. Feldman (Chairman), Fine and Mark Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent directors” within the standards adopted by the Board of Directors and the meaning of the National Association of Securities Dealers listing standards and meet the requirements set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that Mr. Louie qualifies as an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K in the Exchange Act. The Audit Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met eight times during fiscal 2005.

The Governance Committee is composed of Messrs. Feldman (Chairman), Fine and Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent directors” within the standards adopted by the Board of Directors and the meaning of the National Association of Securities Dealers listing standards. The Governance Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met four times during fiscal 2005.

During fiscal 2005, the Company’s independent directors met regularly in executive sessions outside the presence of management and intend to do so in fiscal 2006 as well. Such executive sessions are generally held in conjunction with each regularly scheduled meeting of the Board of Directors. The Board of Directors has not formally appointed a single director to preside as lead director of these executive sessions. Instead, various independent directors preside at such sessions from time to time depending on the nature of the topics discussed. The independent directors have discussed the issue of executive management succession planning. Communications to the independent directors may be sent to independent directors c/o Corporate Secretary, K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

Annual Evaluations and Director Education

Pursuant to the terms of their charters, the Compensation, Audit and Governance Committees evaluate their performance and assess the adequacy of their respective charters annually. Additionally, the Company’s policy is to provide an orientation process for new directors, including a review of background material on the Company, meetings with senior management and a briefing on key issues facing the Company.

Remuneration of Directors

During fiscal 2005, all non-employee directors were paid the following for services on the Board of Directors and its committees:

	Annual Retainer	Regular Quarterly Meeting
Board of Directors	$25,000	$2,000
Audit Committee	4,000	1,000
Audit Committee Chairman	10,000	—
Compensation and Stock Option Committee	2,000	—
Corporate Governance and Nominating Committee	3,000	—

All non-employee directors were reimbursed for necessary expenses for attending these meetings. All non-employee directors also receive cash payments made relating to the number of stock options held.

Communications with the Board of Directors

Any stockholder interested in communicating with members of the Board of Directors, any of its committees or the Board of Directors as a whole, may send written communications to the Board of Directors or any of the Directors to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended this meeting.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to elect the Board of Directors. In addition, the affirmative votes must represent at least a majority of the required quorum. The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP was the Company’s certified public accountant for fiscal 2005. During fiscal 2005, the Company also engaged Grant Thornton LLP to render certain non-audit professional services involving general consultations, as further described below.

The appointment of auditors is approved annually by the Audit Committee of the Board of Directors. In making its appointment, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Grant Thornton LLP has been selected by the Audit Committee for the current year. Each professional service performed by Grant Thornton LLP during fiscal 2005 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the Securities and Exchange Commission. Representatives of Grant Thornton LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Grant Thornton LLP. Specifically, the Audit Committee has pre-approved the use of Grant Thornton LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain international corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Grant Thornton LLP. These limits and amounts are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee has designated the Company’s Corporate Controller to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures and to report to the Audit Committee on a periodic basis on the results of its monitoring.

The following table sets forth fees for services Grant Thornton LLP provided during fiscal years 2005 and 2004:

	2005	2004
Audit fees(1)	$494,400	$538,200
Audit-related fees(2)	7,500	6,000
Tax fees(3)	7,100	15,300
All other fees(4)	—	—

Total	$509,000	$559,500

(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally and Sarbanes-Oxley internal control attestation.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor that are not included in Audit Fees.

(3)	Represents fees for tax compliance.

(4)	Represents fees for all other services.

The Audit Committee of the Company’s Board of Directors has selected Grant Thornton LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006, and the Audit Committee recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed each professional service described above, has considered the possible effect of such service on the independence of the firm, and has determined that such services have not affected Grant Thornton LLP’s independence. Notwithstanding this selection, the Audit Committee of the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes such a change would be in the best interest of the Company and its stockholders. If there is a negative vote on ratification, the Audit Committee of the Board of Directors will reconsider its selection.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the nomination, the Audit Committee will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company as of March 20, 2006 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers (as defined in the “Executive Compensation” section, below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

	Class A			Class B
Name or Identity of Group and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors and Named Officers:
Steven Nichols	—		—%	7,722,662	(4)	92.6%
George Powlick	251,136	(5)	0.9	—		—
Lawrence Feldman	13,120	(6)	0.0	416,132	(7)	5.0
Stephen Fine	27,000	(8)	0.1	—		—
David Lewin	2,234	(9)	0.0	—		—
Mark Louie	1,000		0.0	—		—
Martyn Wilford	2,000	(10)	0.0	—		—
Deborah Mitchell	27,466	(11)	0.1	—		—
David Nichols	329,333	(12)	1.2	63,240	(13)	0.7
Peter Worley	31,800		0.1	—		—
All Directors and Officers as a Group (14 persons)	795,557		2.8	8,202,034		98.3
Other Principal Stockholders:
Nichols Family Trust	—		—	7,659,430	(14)	91.8
Royce & Associates, LLC	2,817,590	(15)	10.0	—		—
1414 Avenue of the Americas New York, NY 10019
Barclays Global Investors, NA	3,220,839	(16)	11.4	—		—
45 Fremont Street San Francisco, CA 94105

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)	If shares of Class B Common Stock are owned by the named person or group, the number of shares reflected in this column excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

(3)	Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (28,192,358) and on the total number of shares of Class B Common Stock outstanding (8,340,128) as of March 20, 2006, respectively, plus, where applicable, shares issuable to the person or entity being reported upon exercise of options within sixty days after March 20, 2006. Percentages do not include 2,232,161 shares of Class A Common Stock held by the Company as treasury shares as of March 20, 2006.

(4)	Consists of 63,232 shares of Class B Common Stock, which are held by a trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,659,430 shares of Class B Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by these trusts, are also shown as beneficially owned by Mr. Nichols.

(5)	Includes options to acquire 250,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(6)	Includes options to acquire 2,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(7)	Consists of 243,504 shares of Class B Common Stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are the trustees, and 172,628 shares of Class B Common Stock, which are held by a trust, of which Lawrence Feldman and his wife are the trustees, for the benefit of an unrelated individual.

(8)	Includes options to acquire 2,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(9)	Includes options to acquire 2,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(10)	Consists of options to acquire 2,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(11)	Consists of options to acquire 27,466 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(12)	Consists of options to acquire 329,333 shares of Class A Common Stock, which options are exercisable within sixty days after March 20, 2006.

(13)	Such shares are held by a trust, of which David Nichols is the trustee, for the benefit of a related individual.

(14)	Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares are also shown as beneficially owned by Mr. Nichols.

(15)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 27, 2006.

(16)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 26, 2006.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation paid by the Company during the years ended December 31, 2005, 2004 and 2003 to the Chief Executive Officer and the four most highly compensated executive officers of the Company (the “Named Officers”) whose salary and bonus exceeded $100,000 in 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus(1)	Options/ SARs (#)	All Other Compensation(2)
Steven Nichols President and Chief Executive Officer	2005 2004 2003	$889,663 863,750 838,593	$1,067,596 998,719 998,312	— 50,000 —	$70,453 102,742 109,759	(3) (3) (3)

Deborah Mitchell Vice President—Marketing	2005 2004 2003	286,532 278,187 270,084	228,240 222,550 216,067	— — 70,000	26,866 27,061 23,204

David Nichols Executive Vice President	2005 2004 2003	211,453 205,295 198,150	169,162 164,236 158,520	— — 40,000	45,175 45,747 33,602	(4) (4)

George Powlick Vice President—Finance, Chief Operating Officer, Chief Financial Officer	2005 2004 2003	304,178 295,318 286,717	304,178 295,318 286,717	— 45,000 40,000	83,358 87,838 80,918	(5) (5) (5)

Peter Worley Vice President—Sales	2005 2004 2003	250,375 243,083 236,003	197,768 193,836 188,802	— 3,000 20,000	26,014 27,530 25,024	(6) (6) (6)

(1)	Includes cash bonuses earned and accrued during the year indicated, but paid subsequent to the end of the year.

Effective July 1, 1996 the Company adopted an executive bonus program based on changes in Economic Value Added (“EVA”). See “Compensation and Stock Option Committee Report.”

The balance accrued in notional EVA bank accounts at the end of 2002 for the Named Officers are as follows: Steven Nichols—$835,255, Deborah Mitchell—$256,215, George Powlick—$229,663 and Peter Worley—$151,450.

The balance accrued in notional EVA bank accounts at the end of 2003 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2002) for the Named Officers are as follows: Steven Nichols—$4,029,237, Deborah Mitchell—$755,366, David Nichols—$501,874 (joined the program in 2003), George Powlick—$1,137,409 and Peter Worley—$587,615.

The balance accrued in notional EVA bank accounts at the end of 2004 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2003) for the Named Officers are as follows: Steven Nichols—$4,242,878, Deborah Mitchell—$642,422, David Nichols—$529,739, George Powlick—$1,187,515 and Peter Worley—$488,923.

The balance accrued in notional EVA bank accounts at the end of 2005 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2004) for the Named Officers are as follows:

Steven Nichols—$3,406,417, Deborah Mitchell—$573,482, David Nichols—$397,200, George Powlick—$949,192 and Peter Worley—$428,683. Based on the Company’s future performance, the Named Officers may or may not be paid these balances. See “Compensation and Stock Option Committee Report.”

(2)	Comprised of the Company’s profit sharing and 401(k) matching contributions accrued in the stated year on behalf of the Named Officers, cash payments made relating to the number of stock options held by the Named Officers and term life insurance premiums for the benefit of the Named Officers.

(3)	Includes $48,643, $69,057 and $82,027 for 2005, 2004 and 2003, respectively, of above-market interest earned on deferred compensation.

(4)	Includes $1,924 and $2,119 for 2004 and 2003, respectively, of above-market interest earned on deferred compensation.

(5)	Includes $37,187, $45,491 and $50,106 for 2005, 2004 and 2003, respectively, of above-market interest earned on deferred compensation.

(6)	Includes $1,532, $2,484 and $2,736 for 2005, 2004 and 2003, respectively, of above-market interest earned on deferred compensation.

STOCK OPTION GRANTS IN 2005

There were no options to purchase the Company’s Class A Common Stock granted in 2005 to the Named Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised during 2005, unexercised options, and year end values, in each case with respect to options to purchase the Company’s Class A Common Stock granted in 2005 and prior years under the 1990 and 1999 Stock Incentive Plans to the Named Officers and held by them at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Nichols	—	$—	—	50,000	$—	$713,000
Deborah Mitchell	25,800	791,851	21,066	110,000	591,870	2,322,800
David Nichols	25,000	710,884	266,666	191,333	7,223,378	4,448,505
George Powlick	90,000	2,665,543	210,000	205,000	5,290,890	4,246,700
Peter Worley	32,000	898,606	—	68,333	—	1,627,375

(1)	Represents the difference between the closing price of the Company’s Class A Common Stock on December 31, 2005 of $32.44 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

The Company and Steven Nichols, the Company’s Chairman, President and Chief Executive Officer, were parties to a five-year employment agreement commencing January 1, 2001 and ending December 31, 2005 (the “2001 Agreement”). Under the 2001 Agreement, Mr. Nichols received an annual salary of $889,663 during 2005. Mr. Nichols was also eligible to receive a cash bonus award, if any, each year, payable pursuant to the Company’s EVA bonus plan, depending upon the financial performance of the Company as compared to the prior year. The 2001 Agreement terminated by its terms on December 31, 2005. See “Compensation and Stock Option Committee Report.”

On August 2, 2004, the Board of Directors of the Company approved an employment agreement with Mr. Nichols, commencing January 1, 2006 and ending December 31, 2010 (the “2006 Agreement”). Under the 2006 Agreement, Mr. Nichols is receiving an annual base salary of $915,000 during 2006 and will receive the same amount (plus adjustments for cost of living increases) during 2007, 2008, 2009 and 2010. Mr. Nichols is also eligible to receive a cash bonus award, if any, each year, similar to that of the 2001 Agreement. The 2006 Agreement prohibits Mr. Nichols from competing with the Company and its subsidiaries for a period of 12 months following termination of his employment, although this restriction is not applicable beyond December 31, 2010, if Mr. Nichols remains employed by the Company on or after that date. The 2006 Agreement is terminable upon 30 days written notice by Mr. Nichols under certain circumstances, such as a reduction in salary or position, and is terminable by the Company for cause.

In addition, in connection with a prior employment agreement, the Company and Mr. Nichols entered into an amended and restated registration rights agreement which granted Mr. Nichols the right to cause the Company to register outstanding shares of Class A Common Stock issuable upon conversion of Class B Common Stock, held by Mr. Nichols or any entity formed primarily for the benefit of members of his family, in each case upon any proposal by the Company to register shares of any class of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), in a public offering for cash.

BOARD OF DIRECTORS COMMITTEES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Board of Directors adopted a written charter for the Corporate Governance and Nominating Committee in March 2004. The purpose of the Governance Committee, among other things, is to identify individuals qualified to become the directors elected by the holders of Class A Common Stock (consistent with criteria approved by the Board of Directors), recommend to the Board of Directors director candidates to be elected by the holders of Class A Common Stock for election at the annual meeting of stockholders, develop and recommend to the Board of Directors a set of corporate governance principles and perform a leadership role in shaping the Company’s corporate governance.

The Governance Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside counsel, experts and other advisors as the Governance Committee deems appropriate to assist it in the performance of its functions.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies of the directors to be elected by the holders of Class A Common Stock are anticipated, or otherwise arise, the Governance Committee considers various potential candidates to fill such vacancies. Candidates may come to the attention of the Governance Committee through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board of Directors considers properly submitted stockholder nominations for candidacy.

In evaluating such nominations, like all nominations, the Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with K•Swiss’ interests. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board of Director membership and should be addressed to Corporate Governance and Nominating Committee, c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Stockholder nominations must be proposed in accordance with the Company’s Restated Bylaws. Following verification of the stockholder status of persons recommending candidates to the Governance Committee, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance Committee.

Corporate Governance and Nominating Committee

Lawrence Feldman, Chairman

Stephen Fine

David Lewin

Dated: March 20, 2006

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Summary of Compensation Policies For Executive Officers

The Compensation and Stock Option Committee (the “Compensation Committee”) administers the Company’s stock option plans, reviews the Company’s compensation plans, programs and policies and monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock options and other stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests.

The Compensation Committee believes the Chief Executive Officer’s compensation should be heavily influenced by Company performance. The Chief Executive Officer and the Company were parties to a five-year employment agreement which expired December 31, 2005 (the “2001 Agreement”). On August 2, 2004, the Board of Directors of the Company approved an employment agreement with Mr. Nichols, commencing January 1, 2006 and ending December 31, 2010 (the “2006 Agreement”). See “Employment Agreements.” The Chief Executive Officer received an annual salary of $889,663 (under the 2001 Agreement) during 2005 and will receive $916,000 during 2006 plus an adjustment for cost of living increases during each subsequent year thereafter (under the 2006 Agreement). The Company’s EVA bonus plan was designed by Stern Stewart & Co., consultants specializing in EVA plans, and basically rewards managers for increases in EVA (i.e., after tax operating profit, minus a charge for all capital employed). Under this bonus program, the Chief Executive Officer received bonus payments of $998,312, $998,719 and $1,067,596 for the years ending December 31, 2003, 2004 and 2005, respectively. The Compensation Committee believes this arrangement provides the Chief Executive Officer significant incentive and aligns what could amount to (as in 2003, 2004 and 2005) a bonus equal to a substantial percentage of his annual salary directly to the Company’s economic improvement.

In August 2004, in accordance with the 2006 Agreement, Mr. Nichols received a grant of 50,000 options to purchase shares of Class A Common Stock at an exercise price of $18.18 per share. The exercise price of the stock options granted was not less than the fair market value of such shares at the time of grant. The Compensation Committee believes these salary, bonus and option arrangements, together with the Chief Executive Officer’s substantial equity ownership in the Company, provide him with incentive to perform at superior levels and in a manner which is further aligned with the economic interests of the Company’s stockholders.

The Compensation Committee has adopted similar policies with respect to overall compensation of the Company’s other executive officers. The salaries of the Company’s executive officers have been established by considering the salaries of similar executives of comparably-sized companies both within and outside the industry within which the Company operates. In addition, other relative performance factors, including the individual’s past performance and future potential, are considered in establishing base salaries of executive officers. Salaries for the Company’s executive officers for 2005 generally increased 3% over the prior year’s salaries with specific salary increases depending upon corporate performance, individual performance and inflation during the prior fiscal year.

Effective July 1, 1996, the Company adopted, for certain of its executive officers plus other key management personnel, a bonus plan based on increasing the Company’s EVA. Participants can earn a target bonus, based on the participant’s role, responsibilities, and business unit, if target results are achieved. If target results are exceeded or missed, bonuses are proportionately increased or decreased. Target bonuses (expressed as a percentage of salary) and related performance goals (expressed as changes in EVA) have been established after assessing recommendations of management and outside consultants. EVA represents the net after tax operating profit less a charge for capital employed and is measured for the Company as a whole as well as individual business units within the Company.

Each year a participating executive receives a bonus declaration equal to his or her target bonus multiplied by the applicable business unit’s EVA performance factor. The bonus declaration is accrued and placed in a notional bank account from which annual bonus payments are made to the executive. Annual payments from the notional bank account are paid up to the notional bank balance or one full bonus target, whichever is smaller plus one third of any excess bank balance after payment of target bonus, limited to one additional target bonus. Remaining bank balances are carried forward and are subject to forfeiture if the executive leaves the Company or the subsequent years’ change in EVA does not achieve plan performance parameters.

During 2005, all Named Officers earned at least one target bonus. The Compensation Committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of Company financial performance. On December 15, 2004, the shareholders approved an amendment to the EVA Plan so it would comply with Section 162(m) of the Internal Revenue Code.

The Compensation Committee also generally grants stock options to the executive officers based primarily upon a subjective evaluation of the executive’s past performance and future ability to influence the Company’s long-term growth and profitability and secondarily upon the Company’s recent economic performance. See “Equity Compensation Plan Information.” Options are generally (but not always) granted at current market values and generally (but not always) vest over a five-year period or longer after the date of option grant. In some cases, the Compensation Committee has granted options with exercise prices of $1.00 per share to certain employees in amounts less than it would have granted to such persons at the then current market values. The Compensation Committee believes that this practice, although not widely utilized, can be a significant factor in motivating certain individuals, particularly those persons the Company is seeking initially to hire. In making new option grants, the Compensation Committee does consider the number of options already held by an executive officer. Since the value of a stock option bears a direct relationship to the Company’s stock price, the Compensation Committee believes stock options are effective incentives for management to create value for stockholders. Consequently, the Compensation Committee believes stock options are a critical component of its long-term, performance-based compensation philosophy.

Under Section 162(m) of the Internal Revenue Code and applicable regulations, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, among other requirements, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

The Compensation Committee intends to design the Company’s compensation programs to conform with Section 162(m) and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as “performance-based.” However, the Company may pay compensation which is not deductible in limited circumstances when the Compensation Committee or the Board of Directors determines it is in the best interests of the Company to do so.

Compensation and Stock Option Committee

Stephen Fine, Chairman

Lawrence Feldman

David Lewin

Dated: March 20, 2006

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

Directors Feldman, Fine and Lewin comprise the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors adopted a written charter for the Audit Committee in 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed with management the audited financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, and the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has reviewed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Feldman, Chairman

Stephen Fine

Mark Louie

Dated: March 20, 2006

STOCK PRICE PERFORMANCE GRAPH

Compare 5-Year Cumulative Total Return

Among K•Swiss Inc. Class A Common Stock,

Broad Market Index and Industry Index(1)

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ASSUMES $100 INVESTED ON JANUARY 1, 2001

ASSUMES DIVIDENDS REINVESTED

FISCAL YEARS ENDING DECEMBER 31

(1)	Industry Index chosen was Hemscott Industry Group 321—Textile—Apparel Footwear & Accessories

EQUITY COMPENSATION PLAN INFORMATION

On January 9, 1990, the Board of Directors adopted the K•Swiss Inc. 1990 Stock Option Plan (the “1990 Plan”), which authorized the issuance of up to 4,200,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. On May 23, 1995, the Company amended the 1990 Plan to increase the number of shares of Class A Common Stock authorized to be issued to 6,600,000 shares. Any person employed by the Company on a salaried basis was eligible to participate in the 1990 Plan. As of January 9, 2000, awards were no longer permitted to be granted under the 1990 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock will be issued pursuant to any award after January 9, 2010. The 1990 Plan is administered by the Compensation Committee of the Board of Directors of the Company, which has full power to construe the 1990 Plan. The 1990 Plan authorized the Compensation Committee to enter into any type of arrangement with an eligible employee that, by its terms, involved or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A Common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock.

As of March 20, 2006, there were 9,141,144 options granted, 6,000,606 options exercised, 2,877,674 options cancelled and 262,864 options outstanding under the 1990 Plan. Such options are exercisable at prices ranging from $0.13 to $8.75 per share. There are no options available for future grant under the 1990 Plan.

On April 12, 1999 the Board of Directors, and on May 20, 1999 the stockholders of the Company, each adopted and approved the K•Swiss Inc. 1999 Stock Incentive Plan (the “1999 Plan”) which authorized the issuance of up to 2,400,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. On May 23, 2002 and December 15, 2004, the stockholders approved an increase in the number of shares that may be issued pursuant to all awards in the 1999 Plan by 1,200,000 and 1,000,000, respectively. As amended and restated, the aggregate number of shares that may be issued pursuant to all awards shall not exceed 4,600,000 shares. The purpose of the 1999 Plan is to enable the Company to attract, retain and motivate its employees and consultants, and to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Awards may not be granted under the 1999 Plan after April 12, 2009. Awards that were duly granted on or prior to such date may thereafter be exercised or settled in accordance with their terms, provided that, no shares of Class A Common Stock may be issued pursuant to any award after April 12, 2019. The 1999 Plan is administered by the Compensation Committee of the Board of Directors of the Company, which has full power to construe the 1999 Plan. The 1999 Plan authorizes the Compensation Committee to enter into any type of arrangement with an eligible person that, by its terms, involves or might involve the issuance of (1) Class A Common Stock or of any other class of security of the Company that is convertible into shares of Common Stock (“Shares”) or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares. As of March 20, 2006, 506 persons were eligible to so participate.

During the year ended December 31, 2005, stock options to acquire shares of Class A Common Stock were not granted to any of the 10 current executive officers. During the year ended December 31, 2005, other employees were granted options to acquire an aggregate of 81,500 shares of Class A Common Stock at an average exercise price of $30.86 per share. As of March 20, 2006, there were 4,190,265 options granted, 1,066,952 options exercised, 813,993 options cancelled, 2,309,320 options outstanding and 1,223,728 options available for future grant under the 1999 Plan. Such options are exercisable at prices ranging from $0.25 to $34.66 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of K•Swiss are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,747,849	$10.24	1,142,394
Equity compensation plans not approved by security holders	—	—	—

Total	2,747,849	$10.24	1,142,394

CODE OF ETHICS

K•Swiss has adopted a “Code of Ethics,” which is applicable to K•Swiss directors, chief executive officer and senior financial officers, including the principal accounting officer. K•Swiss has also adopted a “Code of Ethics” which is applicable to directors, officers and employees. Both “Codes of Ethics” are available on K•Swiss’ website at www.k-swiss.com. K•Swiss intends to post amendments to or waivers under the Codes of Ethics at this location on its website. Upon written request, K•Swiss will provide a copy of the “Codes of Ethics” free of charge. Requests should be directed to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary.

CERTAIN TRANSACTIONS

David Nichols, Executive Vice President, is the son of Steven Nichols, the Chairman, Chief Executive Officer and President of the Company. David Nichols has held various other positions with the Company since 1995, including Executive Vice President of K•Swiss Sales Corp., President of KS Amsterdam BV and President of K•Swiss Direct Inc.

Steven Nichols is a Director and the Chairman, President and sole member of the 324 Foundation, a California nonprofit public benefit corporation, which makes contributions to Section 501(c)(3) educational and charitable organizations. George Powlick and David Nichols, are also directors of the 324 Foundation. K•Swiss Inc. contributed $150,000, $150,000 and $300,000 to the 324 Foundation for the years ended December 31, 2005, 2004 and 2003, respectively.

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions as defined in the applicable National Association of Securities Dealers listing standards. During 2005, there were no related party transactions between K•Swiss and its executive officers and directors.

Martyn Wilford, a director of K•Swiss Inc. since 1990, decided not to stand for re-election in 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10 percent of the outstanding Class A Common Stock to file with the Securities and Exchange Commission and the Company reports on Form 4 and Form 5 reflecting transactions affecting beneficial ownership. Based solely upon the Company’s review of the information received, the Company believes that, during the year ended December 31, 2005, all persons complied with such filing requirements, except as set forth below. David Lewin, a director of the Company, inadvertently failed to timely file with the Securities and Exchange Commission a Form 5 reporting his wife’s acquisition of 234 shares of Class A Common Stock in fiscal years 2002 through 2005. A Form 5 reporting this ownership was filed on March 30, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2007 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 13, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company’s Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

The Annual Report of the Company for the fiscal year ended December 31, 2005, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on March 20, 2006. The Company will deliver only one Proxy Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement by contacting the Company at the address set forth below or at (818) 706-5100.

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Vice President—Finance to receive a copy.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 13, 2006

PROXY	K-SWISS INC.	PROXY
Class A Common Stock
Proxy for Annual Meeting of Stockholders, May 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 17, 2006 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2006 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 17, 2006, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: David Lewin, Mark Louie
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
*Exceptions								To include any comments, please mark this box.	☐

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2006							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here

PROXY	K-SWISS INC.	PROXY
Class B Common Stock
Proxy for Annual Meeting of Stockholders, May 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 17, 2006 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2006 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 17, 2006, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
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2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2006							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here